EXHIBIT 8.1

                               OPINION OF COUNSEL
                                     ON TAX


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                       GREENE RADOVSKY MALONEY & SHARE LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP
                             FOUR EMBARCADERO CENTER
                                   SUITE 4000
                          SAN FRANCISCO, CA 94111-4106
                            TELEPHONE: (415) 981-1400
                            FACSIMILE: (415) 777-4961

                                 August 15, 2001

ICON Capital Corp.
111 Church Street
White Plains, NY 10601
Ladies and Gentlemen:

         You have asked for our opinion as to certain federal income tax issues associated with the formation and operation of ICON Income Fund Nine, LLC, ("ICON Nine"), a Delaware limited liability company formed pursuant to the Operating Agreement dated as of July 11, 2001 (the "ICON Nine Operating Agreement") among ICON Capital Corp., a Connecticut corporation, as manager, and such additional Members as may be subsequently admitted to ICON Nine. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the ICON Nine Operating Agreement.

         We have participated in the preparation of the Registration Statement on Form S-1 (such Registration Statement, as amended, being referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof covering the issuance of up to an aggregate of 100,000 shares (the "Shares") of limited liability company interests in ICON Nine.

         In rendering the opinions set forth herein, we have examined originals or copies, the authenticity of which has been established to our satisfaction, of (1) the Certificate of Limited Liability Company of ICON Nine as filed with the Delaware Secretary of State on July 11, 2001, (2) the ICON Nine Operating Agreement dated as of July 11, 2001, (3) the Registration Statement to be filed on behalf of ICON Nine with the Commission on even date hereof, and its enclosures, including the Prospectus, and (4) such other instruments and documents as we deemed necessary as a basis for the opinions set forth herein, and we have assumed the accuracy of the facts set forth in the Prospectus. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have also relied, with your consent and without independent investigation, on your representations that:

         1. The activities and operations of ICON Nine will be carried on in the manner contemplated by the ICON Nine Operating Agreement and the Prospectus and in accordance with applicable law.

         2. ICON Nine Shares will not be listed on a securities exchange or NASDAQ and, as required by the ICON Nine Operating Agreement, the Manager will not permit transfers of Shares if any such transfers would cause ICON Nine to be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Code.

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         Based on the foregoing,  we are of the opinion that, for federal income tax purposes, ICON Nine will be treated as a partnership and not as an association taxable as a corporation and will not be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Code.

         We have reviewed the discussion set forth in the Prospectus under the headings "RISK FACTORS," "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS AND IRAS." To the extent such discussion contains statements or conclusions of law, we are of the opinion that, subject to the qualifications contained in such discussion relating to issues as to which we decline to opine and the reasons therefor, such statements and conclusions are correct.

         Our opinion is based on existing laws, regulations, published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change (possibly with retroactive effect) and reinterpretation, and there can be no assurance that the Internal Revenue Service will take a similar view as to any of the tax consequences described.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

                                            Very truly yours,

                                            Greene Radovsky Maloney & Share LLP